Exhibit 10.26.15

AMENDMENT NUMBER FOURTEEN TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
(As amended and restated effective with respect to salary and Cash Incentive Compensation January 1, 2005 and with respect to Stock Compensation, April 15, 2005)

The MetLife Leadership Deferred Compensation Plan (“the Plan”) is hereby amended, effective as of April 7, 2021, as follows:

I. Section 19 is amended by adding the following as the second paragraph thereof:

Pursuant to Treasury Regulation sec. 1.409A-3(j)(4)(ix)(B), and notwithstanding any provision of the Plan to the contrary, (1) effective as of the MPC Closing Date (as defined in Section 22.12), the Plan shall be liquidated and terminated with respect to (x) each Participant who is employed by Metropolitan Property and Casualty Insurance Company as of both the MPC Closing Date and the following day and (y) each Participant who is an employee of MetLife Group, Inc. who receives an offer of employment with Farmers Group, Inc. or any subsidiary or affiliate thereof as of the MPC Closing Date, and (2) within 12 months of the MPC Closing Date and on such date or dates as shall be determined by the Plan Administrator, the entire accrued benefit of each such Participant under the Plan shall be fully paid to such Participant.
II. Section 22.12 shall be replaced with the following:

22.12    “Employment Discontinuance” shall mean the termination of employment with an Affiliate, other than in connection with the transfer of employment to another Affiliate, or such other date as required to comply with Legal Deferral Requirements. A Participant who, in connection with the sale of Metropolitan Property and Casualty Insurance Company to Farmers Group, Inc. that was effective as of April 7, 2021 (the “MPC Closing Date”), had his or her employment transferred to Farmers Group, Inc. or any subsidiary or affiliate thereof, shall be deemed to have an Employment Discontinuance as of that date.
III. Section 22.22 shall be replaced with the following:

22.22    “MetLife Companies” shall mean MetLife Group, Inc.; Metropolitan Property and Casualty Insurance Company; SafeGuard Health Plans, Inc. (of California); and Brighthouse Services, LLC. Brighthouse Services, LLC shall be a MetLife Company solely for the period beginning October 1, 2016 and ending December 31, 2016. Effective January 1, 2017, Brighthouse Services, LLC will no longer be a MetLife Company. Effective April 8, 2021, Metropolitan Property and Casualty Insurance Company will no longer be a MetLife Company.

IN WITNESS WHEREOF, this Amendment Number Fourteen to the MetLife Leadership Deferred Compensation Plan is hereby adopted and approved.

By: __/s/ Andrew Bernstein_________________________
PLAN ADMINISTRATOR

Date: __April 7, 2021

Witness___/s/ Celia Donald_________________________